Exhibit 99.1

BISON CAPITAL ACQUISITION CORP.

BALANCE SHEET

As of June 23, 2017

	June 23,	Pro Forma	Pro Forma
	2017	Adjustments	Totals
		(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$941,372	$—	$941,372
Prepaid expenses and other current assets	24,500	—	24,500
Total Current Assets	965,872	—	965,872

Cash held in Trust Account	53,812,500	8,071,875	61,884,375
Total Assets	$54,778,372	$8,071,875	$62,850,247

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,300	$—	$10,300
Advances from related party	71,804	—	71,804
Promissory note – related party	300,000	—	300,000
Total Liabilities	382,104	—	382,104

Commitments and Contingencies
Ordinary shares subject to possible redemption, 4,819,148 and 5,606,648 shares at redemption value	49,396,267	8,071,875	57,468,142

Shareholders' Equity:
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,328,977 and 2,372,289 shares issued and outstanding (excluding 4,819,148 and 5,606,648 shares subject to possible redemption)	5,002,394	—	5,002,394
Accumulated deficit	(2,393)	—	(2,393)
Total Shareholders' Equity	5,000,001	—	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,778,372	$8,071,875	$62,850,247